Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE October 31, 2006	CONTACT:	Thomas A. Young, Jr. Paul M. Harbolick, Jr. (703) 814-7200
Alliance Bankshares Reports 3rd Quarter 2006 Results
Earnings Up 15% Over Third Quarter 2005; Up 33% Over 2005 Results
CHANTILLY, VA – Alliance Bankshares Corporation (NASDAQ – ABVA) today reported third quarter 2006 earnings of $1.4 million, a 15.2% increase over the same period last year. For the first nine months of 2006 net income was $3.9 million or 33.2% greater than the earnings for the first nine months of 2005. Earnings per share, diluted were $.23 for the quarter compared to the third quarter 2005 results of $.20. Earnings per share, diluted for the first nine months of 2006 were $.66 per share compared to $.50 per share for the first nine months of 2005.
Thomas A. Young, Jr., President and Chief Executive Officer of Alliance Bankshares, said, “The results for the third quarter and the first nine months of 2006 continue to reflect positively on a key organizational goal, the expansion of our loan portfolio and lending team. In the fall of 2005, we hired Mike O’Grady as Senior Vice President and Director of Commercial Banking. Mike has significantly expanded his commercial banking team and the early results are reflected in our growth numbers with loans increasing 33.6% to $377.0 million as of September 30, 2006. We remain focused on building solid client relationships and we will continue to adjust to the markets we currently serve and those we intend to serve in the near future.”
“As originally planned at acquisition, the insurance agency is doing its part to add value to the Alliance financial services platform. On a year to date basis, the insurance agency contributed $474,000 in pre tax income to the organization. In addition, we are focused on expanding the business line. We recently announced the expansion of the operation in the Manassas / Prince William County area,” said Thomas Patrick Danaher, President of Alliance Insurance Agency, Inc.
Total assets were $643.7 million or $32.2 million greater than December 31, 2005 level of $611.5 million or $18.9 million lower than the September 30, 2005 level. Total deposits declined by $18.3 million or 4.0% to $442.9 million as of September 30, 2006, compared to $461.2 million as of December 31, 2005. Total deposits are down $76.7 million from the September 30, 2005 level of $519.6 million. The decline in both assets and deposits is a function of the changing and slowing real estate market in the Washington, DC metropolitan area. Investment securities were $205.0 million as of September 30, 2006 down $23.8 million from the December 31, 2005 level of $228.8 million and down $26.2 million from the September 30, 2005 level of $231.2 million. As the loan portfolio grows, the organization remains committed to strong credit quality resulting in nominal net charge-offs and very low levels of past due loans. As of September 30, 2006, the organization did not have any non accrual loans, loans past due greater than 90 days or OREO. As of September 30, 2006, we had approximately five loans identified as impaired with specific reserves. The total loan value of these performing loans was $3.3 million. The allowance for loan losses stands at 1.15% of total loans outstanding as of September 30, 2006, up from 1.12% as of December 31, 2005 and September 30, 2005.

Our net interest margin continues to improve and in the third quarter was 3.64% or 10 basis points greater than the third quarter 2005 net interest margin of 3.54%. On a year to date basis our net interest margin was 3.71% compared to 3.41% for the same period in 2005. Although the net interest margin has risen in recent periods, the organization anticipates continued pressure on the net interest margin, as funding costs rise and normal competitive pressures persist.
Harvey E. Johnson, Jr., Chairman of the Board of Directors said, “Management and the Board remain committed to delivering high quality financial services in the Greater Washington, DC metropolitan marketplace. As we invest in our people and business lines our results are expected to blossom. This year has proven to hold many challenges for our mortgage company. The management team continues to evaluate and adjust our business model to find the proper mix of staffing, fixed overhead and business to weather the down cycle in the mortgage market. We believe a mortgage operation is an important component of our long term financial services vision. As with any cyclical business the downward industry trends present great challenges.”
Alliance Bankshares Corporation is a locally managed community banking organization based in Northern Virginia. The independent status of the organization allows the bank’s management to create, implement and maintain banking services with a level of flexibility, creativity and discretion that is not possible with larger institutions.
Some of the matters discussed herein may include forward-looking statements. These forward-looking statements may include statements regarding profitability and financial and other goals. These statements are based on certain assumptions and analyses by the Company and other factors it believes are appropriate in the circumstances. However, the Company’s expectations are subject to a number of risks and uncertainties and other factors that could cause actual results, events and developments to differ materially from those contemplated by any forward-looking statements herein. Consequently, all forwarding-looking statements made herein are qualified by these cautionary statements and cautionary language in the Company’s most recent report on Form 10-K and other documents filed with the Securities and Exchange Commission
* All per share amounts are adjusted to reflect the three-for-twenty stock split in the form of a 15% stock dividend payable on June 30, 2006.
More information on Alliance Bankshares Corporation can be found online at
www.alliancebankva.com, or by phoning an Alliance office.
###

ALLIANCE BANKSHARES CORPORATION
Consolidated Balance Sheets

	September 30,	December 31,	September 30,
	2006*	2005	2005*
	(Dollars in thousands)
ASSETS
Cash and due from banks	$26,771	$25,224	$42,329
Federal funds sold	14,500	37,522	94,643
Investment securities available-for-sale, at fair value	204,875	228,691	231,054
Investment securities held-to-maturity, at amortized cost	100	100	100

Loans held for sale	10,104	5,936	7,324
Loans, net of unearned discount and fees	377,019	304,228	282,172
less: allowance for loan losses	(4,336)	(3,422)	(3,150)

Loans, net	372,683	300,806	279,022

Premises and equipment, net	2,736	1,952	2,023
Other assets	11,918	11,254	6,123

TOTAL ASSETS	$643,687	$611,485	$662,618

LIABILITIES AND STOCKHOLDERS’ EQUITY

Non-interest bearing deposits	$162,789	$185,877	$252,172
Interest-bearing deposits	280,077	275,301	267,450

Total deposits	442,866	461,178	519,622

Repurchase agreements, federal funds purchased and other borrowings	98,444	58,089	62,099
Federal Home Loan Bank advances	35,000	30,000	20,000
Trust Preferred Capital Notes	10,310	10,310	10,310
Other liabilities	3,538	3,297	1,610
Commitments and contingent liabilities	—	—	—

TOTAL LIABILITIES	590,158	562,874	613,641

STOCKHOLDERS’ EQUITY	53,529	48,611	48,977

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$643,687	$611,485	$662,618

*	Unaudited financial results

(1)	All share amounts and dollar amounts per share have been adjusted to reflect the three-for-twenty stock split in the form of a 15% stock dividend distributed on June 30, 2006.

ALLIANCE BANKSHARES CORPORATION
Consolidated Income Statements

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2006*	2005*	2006*	2005*
	(Dollars in thousands, except per share)
INTEREST INCOME:
Loans	$8,017	$4,811	$21,484	$12,657
Investment securities	2,427	2,469	7,235	6,997
Federal funds sold	93	385	376	955

Total interest income	10,537	7,665	29,095	20,609

INTEREST EXPENSE:
Deposits	2,786	1,803	7,141	5,082
Purchased funds and other borrowings	2,317	970	6,016	2,391

Total interest expense	5,103	2,773	13,157	7,473

Net interest income	5,434	4,892	15,938	13,136
Provision for loan losses	255	280	920	857

Net interest income after provision for loan losses	5,179	4,612	15,018	12,279

OTHER INCOME:
Deposit account service charges	64	45	166	135
Gain on sale of loans	962	746	3,228	2,529
Insurance commissions	350	—	1,277	—
Net loss on sale of securities	(26)	(19)	(127)	(24)
Other operating income	52	62	152	211

Total other income	1,402	834	4,696	2,851

OTHER EXPENSES:
Salaries and employee benefits	2,472	1,874	7,624	5,793
Occupancy expense	509	330	1,303	989
Equipment expense	232	261	727	695
Operating expenses	1,366	1,030	4,249	3,645

Total other expenses	4,579	3,495	13,903	11,122

INCOME BEFORE INCOME TAXES	2,002	1,951	5,811	4,008
Income tax expense	633	763	1,886	1,061

NET INCOME	$1,369	$1,188	$3,925	$2,947

Net income per common share, basic (1)	$0.25	$0.22	$0.71	$0.53

Net income per common share, diluted (1)	$0.23	$0.20	$0.66	$0.50

Weighted average number of shares, basic (1)	5,534,140	5,517,408	5,533,369	5,516,004

Weighted average number of shares, diluted (1)	5,932,876	5,869,081	5,925,463	5,861,904

*	Unaudited financial results

(1)	All share amounts and dollar amounts per share have been adjusted to reflect the three-for-twenty stock split in the form of a 15% stock dividend distributed on June 30, 2006.

ALLIANCE BANKSHARES CORPORATION
Consolidated Statistical Information
Performance Information

	September 30,	September 30,
	2006*	2005*
	(Dollars in thousands, except per share)
Performance Information:

For The Three Months Ended:
Average loans	$386,695	$276,257
Average assets	634,905	596,808
Average equity	51,493	47,095
Return on average assets	0.86%	0.79%
Return on average equity	10.55%	10.01%
Net interest margin (1)	3.64%	3.54%
Earnings per share, basic (2)	$0.25	$0.22
Earnings per share, diluted (2)	$0.23	$0.20

For The Nine Months Ended:
Average loans	$359,435	$257,691
Average assets	612,700	562,253
Average equity	50,056	47,006
Return on average assets	0.86%	0.70%
Return on average equity	10.48%	8.38%
Net interest margin (1)	3.71%	3.41%
Earnings per share, basic (2)	$0.71	$0.53
Earnings per share, diluted (2)	$0.66	$0.50

*	Unaudited financial results

(1)	On a fully-tax equivalent basis assuming a 34% federal tax rate.

(2)	All share amounts and dollar amounts per share have been adjusted to reflect the three-for-twenty stock split in the form of a 15% stock dividend distributed on June 30, 2006.

ALLIANCE BANKSHARES CORPORATION
Consolidated Statistical Information
Credit Quality and Capital Information

	September 30,		September 30,
	2006*		2005*
	(Dollars in thousands, except per share)
Credit Quality Information: (1)
Nonperforming assets:
Impaired loans	$3,265		$1,306
Non-accrual loans	—		—
OREO	—		—
Past due loans > 90 days	—		—

Total nonperforming assets & past due loans	$3,265		$1,306

Specific reserves associated with impaired loans	$345		$175

Allowance for loan losses to total loans	1.15%		1.12%
Allowance for loan losses to non-accrual loans	NM		NM
Allowance for loan losses to nonperforming assets	1.3	X	2.4	X
Nonperforming assets to total assets	0.51%		0.20%
Net chargeoffs to average loans	0.00%		0.00%
Net chargeoffs	$6		$7

Capital Information:
Book value per share (2)	$9.65		$8.88
Tier I risk-based capital ratio	14.5%		17.0%
Total risk-based capital ratio	15.5%		17.9%
Leverage capital ratio	10.0%		10.3%
Total equity to total assets ratio	8.3%		7.4%

*	Unaudited financial results

(1)	Nonperforming assets are defined as non-accrual loans, impaired loans, OREO and loans past due 90 days or more and still accruing interest.The allowance for loan losses includes a specific allocation for impaired loans.

(2)	All share amounts and dollar amounts per share have been adjusted to reflect the three-for-twenty stock split in the form of a 15% stock dividend distributed on June 30, 2006.

NM = Not Meaningful